                                                                    EXHIBIT 10.1

CONFIDENTIAL TREATMENT REQUESTED

CONFIDENTIAL TREATMENT REQUESTED: PAGES WHERE CONFIDENTIAL TREATMENT HAS BEEN REQUESTED ARE MARKED "CONFIDENTIAL TREATMENT REQUESTED" AND APPROPRIATE SECTIONS, WHERE TEXT HAS BEEN OMITTED, ARE NOTED WITH "[CONFIDENTIAL TREATMENT REQUESTED]." AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                   CARDIODYNAMICS INTERNATIONAL CORPORATION

                    OEM DEVELOPMENT AND PURCHASE AGREEMENT

         Agreement dated this 7th day of July, 2000, by and between CardioDynamics International Corporation, a California corporation with its principal offices located at 6175 Nancy Ridge Drive, Suite 300, San Diego, California ("CDIC") and GE Marquette Medical Systems, Inc., a Wisconsin corporation with its principal offices located at 8200 W. Tower Ave., Milwaukee, Wisconsin ("Marquette") for the purchase and/or license by Marquette of products under the terms and conditions contained in this Agreement.

1.   Background.

     1.1 CDIC is a developer, manufacturer and distributor of medical devices, equipment, related hardware, software and related products and accessories.

     1.2 Marquette is a developer, manufacturer and distributor of medical devices, equipment, related hardware, software and related products and accessories, including multi-parameter patient monitors.

     1.3 Marquette desires to integrate CDIC's impedance cardiography technology into Marquette's multi-parameter patient monitors.

     1.4 CDIC agrees to sell and/or license to Marquette the products and/or technologies described below, subject to the terms and conditions contained in this Agreement.

2.   Definitions. (In alphabetical order.)

     Backplane/DSP Board means the CDIC-developed circuit board containing the
     -------------------
     Backplane Processor and the CDIC DSP circuitry used to interface the CDIC Patient Interface Board to the Marquette Patient Monitors.

     Backplane Processor means the Marquette-developed hardware and software
     -------------------
     used to connect Marquette or OEM circuitry to the Marquette Patient
     Monitors.

     "BioZ.com" means CDIC's stand-alone hemodynamic monitor for use with the
     ---------
     DSB Sensors and that generates CDIC's ICG.
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                                                          CONFIDENTIAL TREATMENT


     "CDIC Core Technology" means CDIC's proprietary patient electrode sensors,
      --------------------
     interconnect cables, analog and digital hardware designs, digital signal processing software designs, and signal processing algorithms which apply stimulation to the body and measure or calculate, display, and record hemodynamic parameters using thoracic electrical bio-impedance.

     "CDIC Documentation" means the CDIC Patient Interface Board and CDIC DSP
      ------------------
     Specifications.

     "CDIC DSP" means the CDIC-developed hardware and software used to process
      --------
     the digital output signals from the CDIC Patient Interface Board and measure and calculate hemodynamic parameters.

     "CDIC Dual Snap Bio-impedance (DSB) Sensor" or "DSB Sensor" means a set of
      -----------------------------------------
     single use disposable electrodes manufactured by or for CDIC for use with the BioZ.com or with the CDIC ICG Module Kit and that is required to generate CDIC's ICG.

     "CDIC ICG Module Kit" means the bundle of all components are developed and
      -------------------
     manufactured by or for CDIC that will be incorporated into the Marquette ICG Module and licensed/sold to Marquette under this Agreement, including the Backplane/DSP Board, CDIC Patient Interface Board, Patient Cable, and one box of 10 applications of DSB Sensors.

     "CDIC ICG Module Kit Specifications" means Specifications (as defined
      ----------------------------------
     below) for the CDIC ICG Module Kit, which shall be in the possession of the Parties' respective attorneys pursuant to that certain letter dated the Effective Date from CDIC's counsel, Pillsbury Madison & Sutro LLP to Marquette's general counsel

     "CDIC Patient Interface Board" means the CDIC-developed circuit board,
      ----------------------------
     which connects to the DSB and Patient Cable (as defined below) and acquires and digitizes the patient signals for further processing and determination of hemodynamic parameters.

     "CDIC Products" means CDIC ICG Module Kit and any other product that can be
      -------------
     ordered by Marquette as listed in Exhibit A (CDIC Products and Purchase Prices).

     "CDIC Software" means the CDIC software programs in binary code designed
      -------------
     for use with the CDIC ICG Module Kit and Modifications.

     "Impedance Cardiography" or "ICG" means CDIC's measured and processed group
      ----------------------
     of parameters that measures the mechanical function of the heart non-invasively using electrical bio-impedance.

     "Marquette Documentation" means the Marquette Backplane Processor
      -----------------------
     Specifications.

     "Marquette ICG Module" means the sum of all components (hardware, software,
      --------------------
     and accessories) involved in integrating CDIC's ICG technology with the Marquette Patient Monitor, which includes the CDIC ICG Module Kit.

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                                                          CONFIDENTIAL TREATMENT

     "Marquette Patient Monitor" means any multi-parameter modular patient
      -------------------------
     monitoring systems manufactured by or for Marquette. When the ICG Module Development Project (as set forth in Section 3 hereof) is complete, the Marquette ICG Module will allow the Marquette Patient Monitor to display data (waveforms, numerics, status information, trending), and provide setup and operation information (user interface), alarming, and network connectivity.

     "Modifications" means all upgrades, updates, enhancements, fixes, and other
      -------------
     modifications required to conform to CDIC ICG Module Kit Specifications and specifically excluding functional upgrades to the CDIC Products.

     "Party" or "Parties" means CDIC and Marquette each individually or jointly.
      -----      -------

     "Patient Cable" means an interconnect cable (which is a component of the
      -------------
     CDIC ICG Module Kit) used to connect the DSB Sensor to the Marquette ICG Module.

     "Person" means an individual, corporation, partnership, limited liability
      ------
     company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

     "Specifications" means the engineering, operational and/or functional
      --------------
     description of any products described in this Agreement, the complete written version of which shall be in the possession of the Parties, as may be attached hereto, or summarized herein, and as same may be amended from time to time by agreement of the Parties.

3.   ICG Module Development Project.

     3.1  Project Timing. The overall duration of the project through completion
          --------------
of the items set forth on Exhibit C is expected to be at least 12 months. The product introduction is targeted for no later than the annual meeting of the American College of Cardiology in March 2001. A preliminary outline of the ICG Module Development Project is attached to this Agreement as Exhibit C.

     3.2  Project Management Each Party shall appoint a "Project Manager" who
          ------------------
shall oversee and manage the joint project on a day-to-day basis.

          (a) The Project Managers shall meet regularly based on the project needs to assess the project status and discuss and resolve any issues or problems. These meetings may be held face-to-face or as telephone or video tele-conferences.

          (b)  Each Party shall bear its own communication and travel costs.

          (c) All communication in conjunction with this Agreement shall be directed to the appropriate Person at the address as listed in Exhibit D (Contact Persons/Addresses).

     3.3  Marquette Responsibilities Marquette shall develop, design and test
          --------------------------
the modular integration of the components of the CDIC ICG Module Kit with the Marquette Patient Monitors

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                                                          CONFIDENTIAL TREATMENT


according to the Schedule as set forth in this Agreement once Marquette has received a completed version of the CDIC ICG Module Kit. The costs for Marquette to complete this portion of the project shall be borne by Marquette.

     3.4  CDIC Responsibilities.
          ---------------------

          (a) CDIC shall design, develop, and test the Marquette ICG Module Kit according to the CDIC ICG Module Kit Specifications and schedule for completion of such work as set forth in Exhibit C at CDIC's cost.

          (b) During the term of this Agreement, CDIC shall develop and make available the Modifications to Marquette within 120 days after completion and regulatory approval (as necessary) of such Modifications. Upgrades shall be made available to Marquette to the extent provided in Section 14.3 of this Agreement.

4.   Purchase and Sale Obligations; Licenses

     4.1  General. Subject to the terms and conditions of this Agreement, CDIC
          -------
agrees to sell to Marquette the CDIC Products listed on Exhibit A (CDIC Products and Purchase Prices). The CDIC ICG Module Kits and components of the CDIC ICG Module Kits purchased from CDIC under this Agreement shall be used only as components in, incorporated into, or integrated with, the Marquette ICG Modules which Marquette sells or leases to third-Party users in the regular course of business. The components of the CDIC ICG Module Kits shall be re-sold, leased, rented, licensed or otherwise transferred to third Parties only for use as a part of a Marquette ICG Module or as replacement parts used in Marquette ICG Modules, and Marquette shall sell only CDIC-approved accessories including cables and sensor products in connection with any Marquette ICG Module. During the term of this Agreement, Marquette may offer complimentary but not directly competitive products to the Marquette ICG Module. Marquette products other than the Marquette ICG Module that display a parameter claiming to be a measure of mechanical function of the heart using electrical bio-impedance, are considered to be directly competitive products for purposes of this Section 4.1. Nothing in this Agreement shall prohibit or in any way restrict CDIC's rights to sell, lease, license, collaborate with respect to, or otherwise transfer any CDIC Core Technology, or any other CDIC Products to any other Person or entity including without limitation, any direct competitor of Marquette.

     4.2  Non-Exclusive License Grant. CDIC hereby grants to Marquette a non-
          ---------------------------
exclusive, perpetual (subject to termination as provided in this Agreement) and non-transferable worldwide license, with the right to sub-license to purchasers/end-users of Marquette ICG Modules, to use the CDIC Software and related CDIC Documentation provided by CDIC solely in connection with operation of the components of CDIC ICG Module Kit in the Marquette ICG Module. Except as authorized by CDIC above pursuant to the license grant, Marquette shall not disclose, furnish, transfer, distribute or otherwise make available the CDIC Software, the CDIC Documentation or any portion thereof in any form to any third party and shall not duplicate the CDIC Software, the CDIC Documentation or any part thereof. Title to and ownership of any and all proprietary rights in or related to the CDIC Software and the CDIC Documentation therefor shall at all times remain with CDIC or its licensor(s). Nothing in this Agreement shall be construed as a sale of any rights in the CDIC Software or the CDIC Documentation. All

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                                                CONFIDENTIAL TREATMENT REQUESTED


references in this Agreement to sale, resale or purchase of the CDIC ICG Module Kit or the components thereof, or references of like effect, shall, with respect to the CDIC Software and the CDIC Documentation mean licenses or sublicenses of the CDIC Software and the CDIC Documentation pursuant to this Section 4. Marquette shall not disassemble, decompile or otherwise reverse-engineer the CDIC Software or any part thereof (excluding the communication software portion of the CDIC Software, which Marquette may disassemble, decompile or reverse-engineer if necessary upon prior written consent of CDIC, which shall not be unreasonably withheld), except if CDIC is required under applicable law to permit Marquette to reverse engineer any CDIC Software. In such event, Marquette may reverse engineer the CDIC Software but only to the extent CDIC is required to permit such reverse engineering. Marquette shall retain and shall not alter or obscure any notices, markings or other insignia affixed to the CDIC Software, the CDIC Documentation or any part thereof at the time it receives such CDIC Software or the CDIC Documentation.

     4.3  Standard of Care; Priority. In connection with CDIC's performance of
          --------------------------
its obligations hereunder, CDIC shall use commercially reasonable efforts in the performance of its obligations hereunder and will do so with the same degree of priority, care, skill and prudence customarily exercised when engaged in similar activities for itself.

5.   License Fees and Commissions.

     5.1  License Fees on Purchases of CDIC Module Kits. For each CDIC ICG
          ---------------------------------------------
Module Kit that Marquette purchases from CDIC, Marquette shall pay a license fee and a price for all components of the CDIC ICG Module Kit. License fees and component prices are specified in Exhibit A (CDIC Products and Purchase Prices).

     5.2  [CONFIDENTIAL TREATMENT REQUESTED] on Sales of CDIC Dual Snap Bio-
          ------------------------------------------------------------------
impedance (DSB) Sensors. For each CDIC DSB Sensor sold by CDIC to Marquette
-----------------------
customers for use with Marquette ICG Modules or with CDIC BioZ.com Hemodynamic Monitors distributed as part of any CDIC/Marquette distribution program, CDIC shall pay Marquette [CONFIDENTIAL TREATMENT REQUESTED]. With such [CONFIDENTIAL TREATMENT REQUESTED] payments, CDIC shall provide to Marquette a list of Marquette customers to which such sales were made, the number of sensors sold in that [CONFIDENTIAL TREATMENT REQUESTED], and [CONFIDENTIAL TREATMENT REQUESTED] by CDIC. This [CONFIDENTIAL TREATMENT REQUESTED]payment shall be provided to Marquette no later than [CONFIDENTIAL TREATMENT REQUESTED].

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                                                CONFIDENTIAL TREATMENT REQUESTED


6.   Scope of Delivery

     6.1  Purchase Orders. Purchase orders (via Fax, e-mail, other electronic
          ---------------
transmission or paper) for CDIC Products to be purchased under this Agreement (the "Orders") must be received by CDIC during the term of this Agreement and must specify a delivery date which is not earlier than contemplated in the lead-time schedule outlined below under Section 6.6. All Orders shall make reference to the appropriate engineering drawing or manufacturing reference numbers. There [CONFIDENTIAL TREATMENT REQUESTED]. Marquette will provide to CDIC a non-binding initial forecast six (6) months prior to the expected commercial availability of the Marquette ICG Module for purposes of CDIC ordering of initial component volumes.

     6.2  Order Acknowledgements. Marquette Orders shall be acknowledged by CDIC
          ----------------------
within five (5) days after receipt of the Order, provided that the Order is correct and complies with Section 6.1 hereof and that the requested delivery time is within the agreed upon lead time. If the requested delivery time is less than the agreed upon lead-time as set forth in Section 6.6, CDIC shall complete the requirements of such nonconforming order within the agreed lead-time. CDIC shall deliver the CDIC Products requested in the acknowledged Orders within the agreed upon lead-time.

     6.3  Forecasts. Marquette shall furnish to CDIC a non-binding quarterly
          ---------
forecast during the term of this Agreement with the number and type of CDIC Products for which Marquette expects to submit orders for the following twelve months. If quarterly forecasts exceed [CONFIDENTIAL TREATMENT REQUESTED], CDIC reserves the right to request non-binding monthly forecasts.

     6.4  Cancellation Charges. In the event of the cancellation of any Order by
          --------------------
Marquette, Marquette shall be liable for the payment of cancellation charges based on the number of days prior to scheduled delivery date that written notice of cancellation is received by CDIC, as outlined below:

     [CONFIDENTIAL TREATMENT REQUESTED] [CONFIDENTIAL TREATMENT REQUESTED] [CONFIDENTIAL TREATMENT REQUESTED] [CONFIDENTIAL TREATMENT REQUESTED] [CONFIDENTIAL TREATMENT REQUESTED] [CONFIDENTIAL TREATMENT REQUESTED] [CONFIDENTIAL TREATMENT REQUESTED] [CONFIDENTIAL TREATMENT REQUESTED] [CONFIDENTIAL TREATMENT REQUESTED] [CONFIDENTIAL TREATMENT REQUESTED]

     6.5  Commitment. [CONFIDENTIAL TREATMENT REQUESTED]. Except as set forth in
          ----------
Section 6.4, unless agreed otherwise in writing by the Parties, Marquette shall not be responsible or in any way liable to CDIC or any third party with respect to any CONFIDENTIAL TREATMENT REQUESTED].

     6.6  Lead Times. The agreed upon lead time for delivery of the CDIC ICG
          ----------
Module Kit is sixty (60) days from the date of receipt by CDIC of an Order. Late deliveries are subject to late fees of [CONFIDENTIAL TREATMENT REQUESTED]. In the event of late deliveries by CDIC, CDIC shall also promptly reimburse Marquette for expedited

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                                                CONFIDENTIAL TREATMENT REQUESTED


shipment charges that Marquette incurs as a result of late shipments of the CDIC ICG Module Kit from CDIC to Marquette.

7.   Prices.

     7.1  Purchase Prices. The prices of CDIC Products to be purchased by
          ---------------
Marquette hereunder (the "Purchase Prices") which are ordered during the term of the Agreement shall be as set forth in Exhibit A (CDIC Products and Purchase Prices).

     7.2  Purchase Price Changes. The Purchase Prices set forth in Exhibit A
          ----------------------
(CDIC Products and Purchase Prices) [CONFIDENTIAL TREATMENT REQUESTED]. Any price adjustment shall become effective only upon mutual written agreement of the Parties. In the event [CONFIDENTIAL TREATMENT REQUESTED], CDIC shall have the right [CONFIDENTIAL TREATMENT REQUESTED] to increase the Purchase Price of the CDIC Products by an equivalent amount by delivering reasonable documentation supporting such increase and by giving Marquette written notice of the increase in the Purchase Price not less than ninety (90) days prior to the date upon which the increased Purchase Price is to become effective. No Purchase Price increase shall apply to Orders for CDIC Products accepted by CDIC prior to or during such ninety (90) day period which are to be delivered within ninety (90) days of the date of such notice. Notwithstanding anything to the contrary in this Section 7.2, no Purchase Price increase shall apply unless CDIC has used its reasonable efforts to find alternative suppliers of the materials which have increased in cost and, despite exercising such reasonable efforts, was not able to locate such alternative suppliers. In the event that both Parties intend to move manufacturing of the CDIC ICG Module Kit to Marquette or an approved vendor for Marquette, both companies shall negotiate in good faith to reach a definitive agreement to supercede this agreement.

     7.3  Purchase Price Reductions. CDIC may reduce the Purchase Price of any
          -------------------------
CDIC Product at any time. Such reduction shall be applicable to all CDIC Products, including those CDIC Products shipped after the date of the reduction. If CDIC cannot reduce the Purchase Prices for all CDIC Products (excluding License fees and volume discounts) by not less than [CONFIDENTIAL TREATMENT REQUESTED].

     7.4  [CONFIDENTIAL TREATMENT REQUESTED]
          ----------------------------------

     7.5  Taxes. All prices for CDIC Products are exclusive of all federal,
          -----
state and local taxes, levies and assessments, and Marquette shall be responsible for the payment of all such taxes, levies and/or assessments imposed on CDIC Products purchased and/or licensed by Marquette hereunder, excluding taxes based on CDIC's net income from the transaction.

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                                                CONFIDENTIAL TREATMENT REQUESTED


Marquette shall be responsible for providing in a timely manner all documentation, in the nature of exemption certificates or otherwise, necessary to allow CDIC to refrain from collections, such as sales tax, which it would otherwise be obligated to make.

8.   Terms of Payment.

     8.1  Invoices. Marquette shall pay to CDIC the Purchase Price for all CDIC
          --------
Products shipped hereunder within forty-five (45) days after the date of CDIC's invoice. Nothing herein shall affect CDIC's right to withhold shipment or otherwise exercise its rights under Section 21 (Termination) hereof in the event of Marquette's failure to make payment hereunder when due. Marquette shall have the right to provide CDIC with a specific address to which CDIC will send invoices for CDIC Products purchased under this Agreement. If payment to CDIC is preferred prior to forty five (45) days, all purchase orders issued and supplier invoices received will be processed [CONFIDENTIAL TREATMENT REQUESTED]. Under this "Accelerated Payment Program", all invoices for which payment has been initiated within 15 days of invoice receipt at the Marquette Accounts Payable center in Milwaukee, Wisconsin will [CONFIDENTIAL TREATMENT REQUESTED]. If, for whatever reason, an invoice cannot be approved in time for early payment, Marquette will pay CDIC on net 45-days terms, for approved invoices, with [CONFIDENTIAL TREATMENT REQUESTED].

     8.2  Late Payment Charge. Subject to applicable law, service and/or
          -------------------
interest charges not exceeding the [CONFIDENTIAL TREATMENT REQUESTED], at the election of CDIC, be assessed on amounts past due more than thirty (30) days (that is, more than thirty (30) days after the payment due date as specified in Section 8.1 hereof).

9.   Shipment and Delivery.

     9.1  Delivery Location. Each shipment must indicate the exact address of
          -----------------
the recipient on the outside of the packaging as follows:

          GE Marquette Medical Systems
          Attention: Receiving Department
          8200 West Tower Avenue
          Milwaukee, Wisconsin 53223

     9.2  Delivery Terms. All shipments hereunder shall be FOB CDIC's applicable
          --------------
warehouse or place of production. All CDIC Products shall be deemed delivered and subject to Marquette's dominion and control when placed in the possession of a carrier designated by Marquette, properly packed and ready for shipment to Marquette. CDIC shall cooperate with Marquette in the documentation and proof of loss claims promptly presented by Marquette to the appropriate carrier and/or insurer.

     9.3  Delivery Date and Date of Dispatch. The requested delivery date shall
          ----------------------------------
be specified on the Purchase Order provided that such delivery date must be at least sixty (60) days after the date CDIC receives the Purchase Order. CDIC shall utilize commercially reasonable efforts to ensure that the order is delivered in accordance with CDIC's order acknowledgement

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                                                          CONFIDENTIAL TREATMENT


and that the date of dispatch is ten (10) days prior to the delivery date. Late delivery penalties to CDIC will apply as specified in Section 6.6 of this Agreement.

10.  Acceptance.

     Any CDIC Product shipped hereunder may be subjected to inspection and performance testing by Marquette, to confirm that it functions in accordance with CDIC's applicable product specifications in effect at the time of delivery of such CDIC Products to Marquette. Marquette shall provide written notice to CDIC of the rejection of any such CDIC Product within sixty (60) days of the date of receipt of any CDIC Product. CDIC shall have thirty (30) days from receipt of a notice from Marquette rejecting a CDIC Product either, at CDIC's option, to make any necessary repairs to the defective CDIC Product or to replace it. If CDIC replaces a CDIC Product, Marquette shall dispose of the replaced CDIC Product in accordance with CDIC's instructions and at CDIC's expense. Marquette's sole remedy for rejected CDIC Products shall be limited to repair or replacement, and if neither repair or replacement -results in acceptance by Marquette, reimbursement of any monies paid by Marquette for such CDIC Products, and costs or other damages incurred by Marquette relating to such rejected CDIC Products, of such CDIC Products within thirty (30) days of receipt.

11.  Service and Support

     11.1  Service and Support. Marquette shall be responsible for providing
           -------------------
installation, customer training, service and support (including repair) to its end customers for the CDIC Products Marquette sells to such customers, and Marquette shall bear all related costs incurred for labor, parts, or travel to perform such service. Any custom software, modifications, enhancements and fixes required to adequately service or upgrade the CDIC Products in conformance with Specifications and CDIC warranty obligations will be provided by CDIC at no charge to Marquette or to Marquette's customers.

     11.2  Central Repair Service. For the term of this Agreement, CDIC agrees
           ----------------------
to provide central repair service (as opposed to field service) to Marquette for CDIC Products sold hereunder. Furthermore, CDIC agrees to reimburse Marquette for service labor costs associated with removal of CDIC Products requiring central repair service and are under warranty.

     11.3  Service Training. CDIC agrees to provide initial service training at
           ----------------
no charge to Marquette to a mutually agreed upon number of Marquette service representatives at a mutually agreed upon location prior to the market release of the ICG Module, as well as periodic (annually at a minimum) ongoing training for existing and new Marquette service personnel. Service training shall cover the physiologic application of the technology, and all servicing aspects to the circuit board level of the CDIC Products.

     11.4  Service Period. For a period of ten (10) years plus ninety (90) days
           --------------
following the last shipment to Marquette of the applicable CDIC Product ordered by Marquette hereunder, CDIC shall use its reasonable efforts to make available repair service (or at CDIC's sole discretion, exchange units for the CDIC Products) for purchase by Marquette and third party users of the CDIC products at CDIC's then-current prices for such repair services and exchange units. After expiry of this ten (10) year period CDIC may, in its sole discretion, continue to

                                                          CONFIDENTIAL TREATMENT


supply repair services (and/or exchange units for the CDIC Products) subject to the mutual written agreement of the Parties.

     11.5  Service Reporting. CDIC shall maintain a complete record of all
           -----------------
repair activities performed on any CDIC products received for repair, and shall provide Marquette with a report on each repair activity with each repaired CDIC Product, as well as a quarterly report on all service actions including failure and repair statistics at a sub-assembly level. Service reports for each product shall be sent electronically by email to a designated procurement and technical marketing engineer (Contact persons shown in Exhibit D, Contact Persons/Addresses). Root cause analysis is to be performed and reported by CDIC to Marquette in case of abnormal failures, incidents and malfunctions.

     11.6  Loaner ICG Modules. Marquette will require approximately two percent
           ------------------
(2%) of its first year ICG Module forecast as service loaner equipment. The Purchase Price of the CDIC Products used as loaner equipment shall not include license costs.

     11.7  Service Test Equipment. Any special tools or test equipment and
           ----------------------
associated costs needed to service the CDIC Products as mutually agreed upon, will be provided by CDIC at their usual and customary transfer price for distributors.

12.  Quality Assurance

     12.1  Certification Status. Both Parties agree to maintain ISO900x, EN460x,
           --------------------
European directive 93/42/EEC Annex II ("MDD AX-II") certification status and compliance with the U.S. Food and Drug Administration's ("FDA") Quality System Regulation ("QSR"), the European Medical Device Directive ("MDD"), and all other applicable U.S. and international regulations pertinent to the development, manufacturing and marketing of the CDIC Products.

     12.2  QA and Regulatory Audits. CDIC shall permit Marquette's Quality
           ------------------------
Assurance department to conduct a reasonable audit of its facilities at a mutually agreed upon date after the date of this Agreement for the purpose of approving its status as an OEM supplier, and reasonable periodic audits thereafter for the purpose of confirming continuing compliance with applicable quality and regulatory requirements and guidelines. Such audits shall be scheduled with at least thirty (30) days advance notice during normal business hours and shall not take place more than once per calendar year.

13.  Regulatory Matters.

     13.1  CDIC Products. CDIC shall obtain and maintain all applicable
           -------------
governmental authorizations and regulatory approvals required to distribute the CDIC ICG Module Kit. The Parties shall work together to develop a regulatory plan which defines and identifies with specificity the applicable regulatory and localization requirements for all countries other than the U.S. in which the Marquette ICG Module is intended to be sold. In particular, CDIC shall be responsible for generating its own Device Master Record for the CDIC ICG Module Kit. It is understood that the CDIC ICG Module Kit shall be combined with components developed by Marquette to comprise the Marquette ICG Module. Marquette shall be responsible for obtaining and maintaining all applicable U.S. and international governmental authorizations and regulatory

                                                          CONFIDENTIAL TREATMENT

approvals required to distribute the combination of CDIC Products and Marquette products in the Marquette ICG Module as provided in Section 13.3.

     13.2      Marquette Patient Monitors. Marquette shall assume full
               --------------------------
regulatory responsibility for the Marquette Patient Monitor, including obtaining and maintaining all applicable governmental authorizations and regulatory approvals required to distribute the Marquette Patient Monitor in all countries as applicable.

     13.3      Marquette ICG Module. Marquette shall assume the regulatory
               --------------------
responsibility for the combination of the CDIC and Marquette components in the Marquette ICG Module. CDIC shall fully support Marquette as required in the process of obtaining global regulatory approvals by making available to Marquette any required information, data, certificates, or technical files in the requested formats.

     13.4      International Regulatory Responsibilities. For purposes of
               -----------------------------------------
bringing the CDIC Products into the market in countries affected by the European Medical Device Directive ("MDD"), CDIC shall be the legally responsible manufacturer under the MDD. The CDIC Products shall be marked accordingly. Other markings required by other geographical markets shall be incorporated as applicable.

     13.5      Product Complaints and Incident Reporting. Marquette and CDIC
               -----------------------------------------
shall inform each other by telephone and in writing promptly upon receiving notice of any event that may require incident reporting in any country. Marquette and CDIC shall inform each other in writing within two (2) business days of a customer complaint regarding the Marquette ICG Module, the CDIC Products, or CDIC DSB Sensors. The Parties shall cooperate and use commercially reasonable efforts to resolve such customer complaints in a timely manner. Closure of any customer complaint relating to the Marquette ICG Module shall occur when Marquette notifies CDIC that the problem has been resolved. Closure of any customer complaint relating solely to CDIC Products or CDIC DSB Sensors shall occur when CDIC notifies Marquette that the problem has been resolved.

     13.6      Product Recalls. In the event of any recall of a CDIC Product
               ---------------
required by either a governmental agency, by CDIC, or by Marquette for safety or efficacy reasons which is the result of CDIC's failure to supply CDIC Products that (1) conform in all material respects to the applicable published specifications, including the product specifications set forth in Exhibit B (CDIC's ICG Module Kit) or (2) are free from defects in material and workmanship (when given normal, proper and intended usage), CDIC agrees to repair or replace at its own costs all CDIC Products subject to the recall and previously delivered to Marquette. CDIC also agrees to consult with Marquette to establish a reasonable process for managing the recall, and CDIC shall be responsible for all reasonable out-of-pocket expenditures incurred by Marquette (including, but not limited to shipping costs, labor and travel costs) that are consistent with the recall process agreed to by the Parties. In the event that CDIC, at its sole discretion, requests a recall that is not required by a governmental agency for safety or efficacy reasons, CDIC shall be responsible for determining the scope of the recall, and Marquette will provide input in the management of such a recall, including the number of units, timeframe for the recall, and criteria for completion. Marquette agrees to maintain all necessary sales records to facilitate the recall.

                                                          CONFIDENTIAL TREATMENT

     13.7      Delegation. Marquette may at its sole discretion delegate some of
               ----------
the obligations under this Section 13 to its sub-distributors.

     13.8      Traceability. For the purpose of facilitating product
               ------------
traceability, all CDIC Products purchased from CDIC by Marquette shall require identification of an internal order number and tracking code. CDIC shall develop a methodology for placing such internal order number and tracking code on the CDIC Products.

14.  Product Changes; Discontinued Products; Future Products; Continued Supply.

     14.1      Product Changes. CDIC shall have the right, at any time, to make
               ---------------
substitutions and modifications to CDIC Products, provided that such substitutions or modifications shall be backward compatible, i.e., they will not materially affect form, fit, function, reliability, serviceability, performance, functional interchangeability or interface capability of CDIC Products. In the event that any proposed substitution or modification affects, in CDIC's reasonable judgment, the form, fit, function, reliability, serviceability, performance, functional interchangeability or interface capability of an CDIC Product, CDIC shall give Marquette written notice of such proposed substitution or modification at least ninety (90) days prior to its taking effect and Marquette shall have the right, during such ninety (90) day period and for ninety (90) days thereafter, to order CDIC Products without such substitution or modification for delivery up to ninety (90) days after such substitution or modification takes effect. CDIC shall provide the appropriate verification and validation information for evaluating the effect of the change on the Marquette ICG Module.

     14.2      Discontinued Products. CDIC agrees to notify Marquette in writing
               ---------------------
not less than twelve (12) months in advance of the discontinuance of any CDIC Product. Marquette shall be able to place Orders for at least six (6) months after receipt of the written notice in any case. In addition, Marquette shall be entitled to determine its lifetime-buy quantities and place a corresponding last purchase order.

     14.3      Future Products. The CDIC Products are designed for use in
               ---------------
measuring mechanical function of the heart non-invasively using electrical bio-impedance. In the event that CDIC develops a product or software upgrade involving this or a different type of measurement, patient sensor, or application, CDIC and Marquette agree to discuss whether both Parties agree that the product or software upgrade is chargeable, and, if so, negotiate in good faith toward a new agreement for the purchase of such new product or upgrade by Marquette. Software upgrades for the ICG Module Kit for software fixes alone are not considered chargeable, and will be provided by CDIC to Marquette at no charge.

15.  Ownership and Protection of Results.

     15.1      No Transfer of Ownership. It is expressly agreed that neither
               ------------------------
CDIC nor Marquette shall transfer, expressly or by implication, to the other Party any patent rights, copyrights, trademarks, trade names or other intellectual property of any kind that either Party owns as of the Effective Date of this Agreement, except as provided under Section 4.2 of this Agreement.

                                                CONFIDENTIAL TREATMENT REQUESTED

     15.2      Models, Patterns, Dies, etc. CDIC shall retain the title to and
               ---------------------------
possession of any models, patterns, dies, molds, jigs, fixtures, and other tools made for or obtained in connection with this Agreement and related to the CDIC Products, even if made for Marquette.

     15.3      Developments. If there are developments (including patentable
               ------------
inventions) conceived, created or reduced to practice under this Agreement then the rights to such developments shall be retained (a) by CDIC if solely conceived, created and reduced to practice by CDIC, or (b) by Marquette, if solely conceived, created and reduced to practice by Marquette, or (c) jointly by Marquette and CDIC (without any duty to account to the other) if jointly developed by Marquette and CDIC, provided that CDIC shall assign to Marquette all rights to any development solely relating to the Marquette Patient Monitor, and Marquette shall assign to CDIC all rights to any development relating solely to the CDIC ICG Module Kit.

16.  Documentation and Training.

     CDIC agrees to provide Marquette with such product literature, operations and maintenance manuals, and other information and training as is mutually agreed, to enable Marquette to properly sell and maintain CDIC Products, provided that in no event shall the source code or source listings of CDIC Software be required to be disclosed or provided by CDIC to Marquette [CONFIDENTIAL TREATMENT REQUESTED]. CDIC agrees to give Marquette the rights to use or reproduce its CDIC Documentation for incorporation into Marquette Documentation excluding source code or source listings as previously mentioned. Such documentation shall be provided in an electronic format. CDIC shall be given the opportunity to review and approve Marquette Documentation that incorporates CDIC Documentation prior to publication. The training CDIC is required to provide Marquette under this Section 17 shall be essentially completed prior to introduction of the Marquette ICG Module and shall be defined as part of any marketing plan to be developed by Marquette.

17.  Confidentiality.

     No Confidential Information disclosed by either Party to the other in connection with this Agreement shall be disclosed to any Person or entity other than the recipient Party's employees and contractors directly involved with the recipient Party's use of such information, who are bound by written agreement to protect the confidentiality of such Confidential Information, and such Confidential Information shall otherwise be protected by the recipient Party from disclosure to others with the same degree of care accorded to its own Confidential Information. In addition, each Party and its representatives shall use the Confidential Information only for the purposes specified under this Agreement and such Confidential Information shall not be used for any other purpose without the prior written consent of the disclosing Party. As used in this section 17, "Confidential Information" shall mean information that has been delivered in writing and designated as "proprietary" or "confidential," or if initially delivered orally, must be identified as "confidential" or "proprietary" at the time of disclosure. Information shall not be subject to this provision if it is or becomes a matter of public knowledge without the fault of the recipient Party; if it was a matter of written record in the recipient Party's files prior to disclosure to it by the other Party; if it was or is received by the recipient Party from a third person under circumstances permitting its unrestricted disclosure by the recipient Party; or if it was independently developed by the recipient Party without reference to the Confidential

                                                CONFIDENTIAL TREATMENT REQUESTED

Information. Upon termination of this Agreement, each Party shall promptly destroy all Confidential Information of the other Party in the possession or control of such Party and all copies thereof, provided that each Party may
                                              -------------
retain one copy thereof for archival purposes. The obligations under this
Section 17 shall continue for both Parties for a period of five (5) years after delivery by CDIC to Marquette of the last CDIC Product under this Agreement, provided, however that [CONFIDENTIAL TREATMENT REQUESTED]. Either Party is entitled to transmit Confidential Information to its subsidiaries and affiliated companies. In such, case these subsidiaries and affiliated companies may only use such information to the same extent as the Party is entitled to use such Confidential Information under this Agreement. Either Party shall be responsible if any of these subsidiaries and affiliated companies fail to comply with the confidentiality provisions of this Agreement.

18.  Warranties and Indemnities.

     18.1      Mutual Representations and Warranties. Each Party hereby
               -------------------------------------
represents and warrants to the other Party as follows:

                    (a)       Corporate Existence and Power. Such Party (i.) is
                              -----------------------------
     a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated; (ii.) has the corporate power and authority and the legal right to own and operate its property and assets, and to carry on its business as it is now being conducted (iii.) is in compliance with all requirements of applicable law, except to the extent that any noncompliance would not have a material adverse effect on the properties, business, financial or other condition of such Party and would not materially adversely affect such Party's ability to perform its obligations under this Agreement.

                    (b)       Authorization and Enforcement of Obligations. Such
                              --------------------------------------------
     Party (i.) has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and (ii.) has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against such Party in accordance with its terms.

                    (c)       Consents. All necessary consents, approvals and
                              --------
     authorizations of all governmental authorities and other Persons required to be obtained by such Party in connection with this Agreement have been obtained.

                    (d)       No Conflict. The execution and delivery of this
                              -----------
     Agreement and the performance of such Party's obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations, and (b) do not conflict with, or constitute a default under, any contractual obligation of such Party.

     18.2      Warranties by CDIC
               ------------------

                    (a) CDIC warrants solely to Marquette that CDIC Products (including CDIC Software) delivered hereunder shall perform in accordance with the CDIC ICG

                                                          CONFIDENTIAL TREATMENT

     Module Kit Specifications (CDIC's Standard Module Kit) and other applicable product specifications as published by CDIC in effect at the time of delivery of such CDIC Products (including Software), (provided that any such product specifications provide for at least the same level of functionality and performance of the CDIC Products as required under the specifications in Exhibit B) and shall be free from material defects in materials and workmanship, when given normal, proper and intended usage, for fifteen (15) months from date of receipt by Marquette or twelve (12) months from the date of installation to the end-customers, whichever is greater (excluding units sold for demonstration purposes which are thereafter sold to end-customers, in which case these units would only be warranted from the date of receipt by Marquette). The above warranty does not extend to any CDIC Products if and to the extent that problems with the CDIC Products arise because such Product is not maintained to CDIC's maintenance recommendations, or is operated, handled or stored in a manner other than that specified by CDIC in writing, has its serial number removed or altered or is treated with abuse, negligence or other improper treatment (including, without limitation, use outside the recommended environment). CDIC agrees, during the applicable warranty period, to repair or replace (at CDIC's option) all defective CDIC Products within thirty (30) days after the date of return to CDIC and without cost (including shipping) to Marquette. In the event that CDIC is unable to repair or replace such defective CDIC Products within such thirty (30) day period, CDIC agrees to refund to Marquette the amounts paid to CDIC for such defective CDIC Products and any costs and direct damages incurred by Marquette for such defective CDIC Products. This warranty shall not extend to any CDIC Product that is modified or altered (except as expressly provided herein) or is not maintained in accordance with CDIC's maintenance recommendations. This warranty shall not apply to expendable components and supply items, such as, but not limited to, cables, fuses and bulbs (or disposable items such as an CDIC DSB Sensor after the expiration date marked on the Sensor packaging); nor shall CDIC have any obligation under this Agreement to make repairs or replacements which are required by normal wear and tear, or which result, in whole or in part, from catastrophe, fault or negligence of Marquette, or anyone claiming through or on behalf of Marquette, or from improper or unauthorized use of CDIC Products, or use of CDIC Products in a manner for which they were not designed, or by causes external to CDIC Products such as, but not limited to, power or air conditioning failure.

                    (b) CDIC represents and warrants that it either has all rights, title and interest in, or valid licenses to, the CDIC Products and any intellectual property rights related thereto. CDIC represents and warrants that it has not granted any exclusive licenses or exclusive sublicenses in the CDIC Products that would prevent it from granting Marquette the licenses set forth in Section 4.2 hereof (CDIC Software License). CDIC also represents and warrants that it has the right and authority to engage in the joint development of the Marquette ICG Module as contemplated hereunder and that to its knowledge such activity will not infringe upon or misappropriate any third party's intellectual property rights.

                    (c) CDIC warrants that it will deliver all CDIC Products free from the rightful claims of any third party for infringement of any Patents, Trademarks or Copyrights or misappropriation of Trade Secrets. CDIC warrants that as of the date of

                                                          CONFIDENTIAL TREATMENT

     this Agreement, CDIC has received no notice of a claim of infringement or misappropriation from any third party regarding CDIC Products, except as set forth in that certain letter described in Exhibit F attached hereto. Marquette's exclusive remedy with respect to breach of any warranty provided in this Section 18.1 shall be that CDIC will defend at its own expense, and will pay the costs and damages (including attorneys' fees, other professional fees and other costs of litigation or settlement) made in settlement or awarded as a result of, any action brought against Marquette or any of Marquette's customers based on an allegation of such infringement or misappropriation with respect to any CDIC Product, provided that the Indemnification Procedures set forth in Section 18.4 are followed. If an injunction is obtained against Marquette's or its customers' use of an CDIC Product by reason of an infringement or misappropriation described above, or if in CDIC's opinion an CDIC Product or any part thereof is likely to become the subject of a claim of such infringement or misappropriation, CDIC will, at its option and its own expense procure the right for Marquette and its customers to continue using such CDIC Product, or replace or modify such CDIC Product or any part thereof so that it becomes non-infringing with a functionally equivalent replacement or a modified non-infringing CDIC Product that retains at least the same level of functionality. If neither of the foregoing options are reasonably available to CDIC, CDIC shall have the right to discontinue supplying such CDIC Products to Marquette, provided that CDIC compensate Marquette for damages incurred by it arising from CDIC's discontinuance in supplying such CDIC Products. CDIC shall not have any obligation to Marquette or its customers under any provision of this Section if the infringement or misappropriation claim is based upon the modification of any CDIC Product not made by or on behalf of CDIC, the use of CDIC Products in combination with any program or equipment, or any part thereof, not furnished or recommended in writing by CDIC, or the use of such CDIC Products in a manner or for any purpose, for which CDIC did not design or license them.

                    (d) In the event that any claim is brought against Marquette as a result of personal injuries and/or property damages resulting from that portion of the Marquette ICG Module developed and manufactured by CDIC, and provided further that such claims do not arise as a result of the misuse of the CDIC Products, or the use of the CDIC Products in an application for which it was not designed by CDIC, where such claim would not have occurred but for such misuse or use, CDIC agrees that it shall indemnify and hold Marquette and its directors, officers, employees, representatives and agents harmless from and against any damages, liabilities, costs and expenses (including attorneys' and other professional fees and other costs of litigation) arising out of such claim, provided that the procedures set forth in Section 18.4 are followed.

     18.3      Warranties by Marquette
               -----------------------

                    (a) Marquette represents and warrants that it either has all rights, title and interest in, or valid license to, the Marquette Patient Monitor and any related intellectual property rights thereto. Marquette also represents and warrants that it has the right and authority to engage in the joint development of the Marquette ICG Module as contemplated hereunder and that to its knowledge such activity will not infringe upon or misappropriate any third party's intellectual property rights or violate the terms of any agreement Marquette has entered into with a third party.

                                                          CONFIDENTIAL TREATMENT

                    (b) Marquette warrants that as of the date of this Agreement, Marquette has received no notice of a claim of infringement or misappropriation from any third party regarding the Marquette Patient Monitor or any other Marquette-supplied component of the Marquette ICG Module. CDIC's exclusive remedy with respect to breach of any warranty provided in this Section 18.3 shall be that Marquette will defend at its own expense, and will pay the costs and damages (including attorneys' fees, other professional fees and other costs of litigation or settlement) made in settlement or awarded as a result of, any action brought against CDIC or any of CDIC's customers based on an allegation of such infringement or misappropriation with respect to any Marquette Patient Monitor or any other Marquette-supplied component of the Marquette ICG Module, provided that the Indemnification Procedures set forth in Section 18.4 are followed. If an injunction is obtained against CDIC's use of a Marquette Patient Monitor or any other Marquette-supplied component of the Marquette ICG Module by reason of an infringement or misappropriation described above, or if in Marquette's opinion a Marquette Patient Monitor or any other Marquette-supplied component of the Marquette ICG Module or any part thereof is likely to become the subject of a claim of such infringement or misappropriation, Marquette will, at its option and its own expense procure the right for CDIC and its customers to continue using such Marquette Patient Monitor or any other Marquette-supplied component of the Marquette ICG Module, or replace or modify such Marquette Patient Monitor or any other Marquette-supplied component of the Marquette ICG Module or any part thereof so that it becomes non-infringing. Marquette shall not have any obligation to CDIC under any provision of this Section 18.3 if the infringement or misappropriation claim is based upon the use of Marquette Patient Monitors or any other Marquette-supplied component of the Marquette ICG Modules in combination with any program or equipment, or any part thereof, not furnished or recommended in writing by Marquette, or the use of such Marquette Patient Monitors or any other Marquette-supplied component of the Marquette ICG Modules in a manner or environment, or for any purpose, for which Marquette did not design or license them.

                    (c) In the event that any claim is brought against CDIC as a result of personal injuries and/or property damages resulting from the Marquette ICG Module, and provided further that such claims do not arise as a result of the defective design or operation of that portion of the Marquette ICG Module developed or manufactured by CDIC, Marquette agrees that it shall indemnify and hold CDIC and its directors, officers, employees, representatives and agents harmless from and against any damages, liabilities, costs and expenses (including attorneys' and other professional fees and other costs of litigation) arising out of such claim, provided that the procedures set forth in Section 18.4 are followed.

     18.4      Warranty Procedures. Marquette shall notify CDIC of any CDIC
               -------------------
Products it believes to be defective during the applicable warranty period and which are covered by the warranties set forth in this Agreement. At CDIC's option, such CDIC Products shall be returned by Marquette to CDIC's designated facility for examination and testing, or may be repaired on site by CDIC. CDIC shall either repair or replace, within thirty (30) days of receipt by CDIC, any such CDIC Product found to be so defective and promptly return such CDIC Products to Marquette. Transportation, Marquette service costs related to CDIC product removal and

                                                          CONFIDENTIAL TREATMENT

replacement, and insurance costs shall be borne by CDIC. Should CDIC's examination and testing not disclose any defect covered by the foregoing warranty, CDIC shall so advise Marquette and, if Marquette agrees with such CDIC determination, CDIC shall dispose of or return the CDIC Product in accordance with Marquette's instructions and at Marquette's sole expense, and Marquette shall reimburse CDIC for such transportation and insurance costs.

     18.5      Repair Warranty. CDIC warrants its repair work and/or replacement
               ---------------
parts for the duration of the original warranty period as set forth in Section
18.2 (a).

     18.6      Indemnification Procedures
               --------------------------

                    (a) In the event that any Person intends to claim indemnification pursuant to this Agreement, (an "Indemnitee"), it shall promptly notify the indemnifying Party (the "Indemnitor") in writing of such alleged liability, provided that the failure to promptly notify the Indemnitor shall not relieve the Indemnitor of any obligation under this Agreement except to the extent such failure to provide prompt notice adversely impairs the Indemnitor's ability to defend against the claim, suit or proceeding.

                    (b) The Indemnitor shall have the sole right to control the defense and settlement thereof, provided, that (i) the Indemnitor may not consent to imposition of any obligation or restriction on the Indemnitee in any settlement unless mutually agreed among CDIC and Marquette (ii) Indemnitor shall keep Indemnitee fully informed and permit the Indemnitee to participate (at Indemnitee's expense) as the Indemnitee may reasonably request and (iii) Indemnitee may, without affecting its right to indemnity hereunder, defend and settle any such claim, suit or proceeding if Indemnitor declines to defend against such claim, suit or proceeding or files a petition under the United States Bankruptcy Code. The Indemnitee shall cooperate with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this Agreement.

                    (c) The Indemnitee shall not, except at its own cost, voluntarily make any payment or incur any expense with respect to any claim or suit without the prior written consent of Indemnitor, which Indemnitor shall not be required to give, provided that the Indemnitee may, without affecting its right to indemnity hereunder, defend and settle any such claim, suit or proceeding if the Indemnitor declines to take responsibility or Files for Bankruptcy.

     18.7      DISCLAIMER OF WARRANTIES. THE PROVISIONS OF THE FOREGOING
               ------------------------
WARRANTIES ARE IN LIEU OF ANY OTHER WARRANTY, WHETHER EXPRESS OR IMPLIED, WRITTEN OR ORAL (INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WHICH WARRANTIES ARE EXPRESSLY DISCLAIMED.

19.  Trademarks.

     19.1      Trademarks.
               ----------

                                                          CONFIDENTIAL TREATMENT

                    (a)       Ownership. Marquette acknowledges and agrees that
                              ---------
     CDIC is the sole and exclusive owner of all right, title and interest in, or has valid licenses to the trademarks of CDIC and associated goodwill identified in Exhibit E (the "CDIC Trademarks"). CDIC acknowledges and agrees that Marquette is the sole and exclusive owner of all right, title and interest in and to the trademarks of Marquette and associated goodwill identified on Exhibit E (the "Marquette Trademarks"), CDIC Trademarks and Marquette Trademarks, collectively, ("Trademarks"). Each Party recognizes the value of the other Party's Trademarks and the good will associated with the other Party's Trademarks. Marquette agrees that its use of the CDIC Trademarks (under license by CDIC and subject to CDIC's quality control requirements) and any good will arising therefrom shall inure to the benefit of CDIC. CDIC agrees that its use of the Marquette Trademarks (under license by Marquette and subject to Marquette's quality control requirements), and any good will arising therefrom shall inure to the benefit of Marquette. Nothing contained herein shall create, nor shall be construed as an assignment of, any right, title or interest in or to the CDIC Trademarks to Marquette, or the Marquette Trademarks to CDIC, other than the grant of the licenses in Section 19.1 (c) below; it being acknowledged and agreed that all other right, title and interest in and to the CDIC Trademarks is expressly reserved by CDIC and its licensors, and all other right, title and interest in and to the Marquette Trademarks is expressly reserved by Marquette. Each Party shall keep the other Party's Trademarks free from all liens, mortgages or other encumbrances. Each Party agrees that it shall not attack or otherwise challenge the title, validity or any other rights of the other Party in or to its Trademarks.

                    (b)       Notice. All Marquette ICG Modules that use the
                              ------
     CDIC Trademarks or the Marquette Trademarks shall be accompanied, where reasonable and appropriate, by a proprietary notice consisting of the following elements:

                    (i) The statement "BioZ" is a trademark of CDIC, and the statement "GE Marquette" is a trademark of Marquette.

                    (ii) Marquette or CDIC shall include the "(TM)" or "(R)" symbol, as instructed by CDIC or Marquette, after the first prominent use of the CDIC or Marquette Trademark in the Marquette Patient Monitor and related materials. Marquette shall have a period of sixty (60) days in which to begin to use the "(R)" symbol in replacement of the "(TM)" symbol upon receiving instructions to do so by CDIC for all new stock of such materials. Marquette may continue to deliver stocked literature before the change becomes effective.

                    (iii) Marquette shall reproduce copyright and trademark notices of CDIC on the "set-up screen" or in the same location where Marquette reproduces its own copyright and trademark notices.

                    (c)       Cross-License of Trademarks. Each Party hereby
                              ---------------------------
     grants to the other a nonexclusive, worldwide, royalty-free license (without the right to sublicense) to use the other Party's Trademarks to designate and promote CDIC Products in conjunction with Marquette ICG Modules upon review and approval by the Party who's Trademarks

                                                          CONFIDENTIAL TREATMENT

     are used. Neither Party shall have any other right to use, display or utilize the other Party's Trademarks for any other purpose or in any other manner.

                    (d)       Quality Standards
                              -----------------

                    (i)       Inspection. Upon reasonable notice and request,
                              ----------
     each Party will furnish to the other samples of its applicable advertising and promotional materials as necessary to allow the requesting Party to monitor compliance with this Agreement.

                    (ii)      Compliance. CDIC acknowledges the high standards
                              ----------
     of quality and excellence established by Marquette with respect to products bearing Marquette Trademarks. Marquette acknowledges the high standards of quality and excellence established by CDIC with respect to products bearing CDIC Trademarks. Each Party agrees that Marquette ICG Modules which both Parties' Trademarks are used shall be of such quality so as to maintain such high standards and to reflect well upon both Parties. Each Party agrees to adhere to its own or the following quality standards (whichever may be more rigorous) for use of the other Party's Trademarks in connection with the Marquette ICG Module:

                    .    In order to ensure that the Marquette ICG Module
               distributed under both Parties' Trademarks complies with the consistent quality standards of each Party, all Marquette ICG Modules distributed by or for Marquette which bear an CDIC Trademark shall have been manufactured in accordance with product specifications and any other commercially reasonable guidelines provided to Marquette in writing by CDIC. Marquette shall cause each major new release of such Marquette ICG Modules to comply with such standards or remove the CDIC Trademark(s) from any such new release, which does not comply with such standards. Marquette shall have a period of thirty (30) days in which to bring newly manufactured Marquette ICG Modules into compliance with any commercially reasonable standard provided to it in writing by CDIC following the date of receipt of such standard.

                    .    Each Party acknowledges that if Marquette ICG Modules
               bearing both Parties' Trademarks fail to satisfy the quality standards set forth above, the substantial good will which each Party has built and now possess in its own products and Trademarks shall be impaired.

                    (e)  Protection and Infringement. Each Party agrees to
                         ---------------------------
     cooperate with and assist the other Party in obtaining, maintaining, protecting, enforcing and defending the other Party's proprietary rights in and to its Trademarks. In the event that either Party learns of any infringement, threatened infringement or passing-off of the other Party's Trademarks, or that any third party claims or alleges that the other Party's Trademarks infringe the rights of the third party or are otherwise liable to cause deception or confusion to the public, the Party obtaining such information shall notify the other Party giving the particulars thereof, and if such claims or allegations relate to this Agreement, the Marquette ICG Module, the CDIC ICG Module Kit or CDIC Products sold hereunder, shall provide necessary information and assistance reasonably requested by

                                                          CONFIDENTIAL TREATMENT

     such other Party in the event that such other Party decides that proceedings should be commenced.

          (f)   Termination. In addition to the termination rights set forth in
                -----------
     Section 21 hereof, in the event that either Party is in material breach of any provision of this Section 19, the non-breaching Party may, upon thirty
     (30) days written notice, terminate the license granted in Section 19.1 (c) if the breaching Party does not cure such breach or default within such thirty (30) day period. In addition to the provisions of Section 21 hereof, upon termination of the license granted in Section 19.1 (c), or upon termination of this Agreement, for whatever cause:

          (i) Each Party shall immediately cease and desist from any further use of the other Party's Trademarks and any trademarks confusingly similar thereto, either directly or indirectly;

          (ii) All rights in the CDIC Trademarks granted to Marquette hereunder shall immediately revert to CDIC, and all rights in the Marquette Trademarks granted to CDIC hereunder shall immediately revert to Marquette;

          (iii) In the event that this Agreement is terminated for any reason other than a material breach or material default by CDIC, Marquette shall thereafter dispose of all advertising and promotional materials relating thereto which had been completed by it prior to such termination. Products in inventory, materials in the process of manufacture or in Marquette's possession before such termination, customer and Marquette purchase orders placed or in process at the time of termination or ninety (90) days thereafter, and inventory required to fulfill service requirements to Marquette customers, will be allowed.

          (g)   Promotional Claims. The general form of any promotional claims
                ------------------
     by Marquette regarding CDIC's ICG Core Technology and/or the integration of CDIC's ICG Core Technology in Marquette Patient Monitors, and the specific form of the use of the CDIC Trademarks, and of intended use claims regarding CDIC's ICG Core Technology, in promotional material, advertisement, and/or in written technical literature shall be subject to review and written approval by CDIC prior to its publication or display. The general form of any promotional claims by CDIC regarding Marquette's Patient Monitors or the integration of CDIC's ICG Core Technology in Marquette Patient Modules, and the specific form of the use of the Marquette Trademarks, and of intended use claims regarding the Marquette ICG Modules, in promotional material, advertisement, and/or in written technical literature shall be subject to review and written approval by Marquette prior to its publication or display.

20.  Export.

     Marquette shall not export, directly or indirectly, CDIC Products (including when integrated into a Marquette Patient Monitor) or other products, information or materials provided by CDIC hereunder, to any country for which the United States requires any export license or other governmental approval at the time of export without first obtaining such license or

                                                          CONFIDENTIAL TREATMENT

approval. Marquette shall comply with the latest United States export regulations, and shall defend and indemnify CDIC from and against any damages, fines, penalties, assessments, liabilities, costs and expenses (including reasonable attorneys' fees and court costs) arising out of any claim that CDIC Products or other products, information or materials provided by CDIC hereunder were exported or otherwise shipped or transported in violation of applicable laws and regulations.

21.   Term; Default and Termination

      21.1  Term and Renewal. The initial term of this Agreement shall commence
            ----------------
on the Effective Date and shall continue for a period of three (3) years following general commercial introduction of the Marquette ICG Module. The term of this Agreement shall be renewed automatically for successive twelve (12) month periods, unless either Party provides written notice of termination to the other Party at least sixty (60) days prior to expiration of this Agreement.

      21.2  Termination For Good Cause.

                    (a)  Termination by CDIC. This Agreement may be terminated
                         -------------------
      by CDIC giving thirty (30) days prior written notice to Marquette in the event Marquette has not commercially introduced a Marquette ICG Module by June 30, 2001.

                    (b)  Termination by Marquette. The Agreement may be
                         ------------------------
      terminated by Marquette giving thirty (30) days prior written notice to CDIC if CDIC has failed to provide a CDIC ICG Module Kit consistent with the Product Specifications outlined in Exhibit B to Marquette's reasonable satisfaction by December 31, 2000, or if CDIC has failed to complete the prototype CDIC ICG Module Kits in advance of the December 31, 2000 date, as follows in order to enable Marquette to commercially introduce a Marquette ICG Module by the date specified in Section 21.2(a).

                    (c)  Termination by CDIC or Marquette. Either Party may
                         --------------------------------
      terminate this Agreement upon thirty (30) days prior written notice if, in the reasonable judgment of the terminating Party, the other Party is not exercising commercially reasonable efforts to timely perform its obligations in accordance with the terms and conditions of this Agreement.

                    (d)  Material Competitive Features. Either Party may
                         -----------------------------
      terminate this Agreement if the other Party's component products do not have material competitive features for measuring the mechanical function of the heart non-invasively using impedance cardiography. In order to exercise its rights under this Section 21.2 (d), a Party must provide twelve (12) months prior written notice to the other Party, specifying in reasonable detail the material features or capabilities that are required. Following receipt of such notification, the notified Party shall have twelve (12) calendar months to include such features in its component products. If at the end of such twelve (12) calendar month period, the notified Party is unable to do so, the notifying Party may terminate the Agreement; provided, that no such notification shall be effective prior to June 30, 2001.

                                                          CONFIDENTIAL TREATMENT

      21.3  Events of Default. The following shall constitute events of default
            -----------------
under this Agreement:

                    (i) if either Party assigns this Agreement or any of its rights or obligations hereunder without the prior written consent of the other Party, except: (a) as specifically permitted under this Agreement; or (b) in connection with the sale or other transfer of Marquette's (based on Section 25.1.4) business to which this Agreement relates (the word "assign" to include, without limiting the generality thereof, a transfer of a majority interest in the Party) or

                    (ii) if either Party shall neglect or fail to perform or observe any of its obligations to the other Party hereunder, including, without limiting the generality thereof, the timely payment of any sums due, and such failure is not cured within thirty (30) days (ten (10) days in the event of a default in the payment of amounts owed the other Party) after written notice thereof from the other Party; or

                    (iii) if there is (w) a dissolution, termination of existence, liquidation, insolvency or business failure of either Party, or the appointment of a custodian or receiver of any part of either Party's property, if such appointment is not terminated or dismissed within thirty
      (30) days; (x) a composition or an assignment or trust mortgage for the benefit of creditors by either Party; (y) the commencement by either Party of any bankruptcy proceeding under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally; or (z) the commencement against either Party of any proceeding under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, which proceeding is not dismissed within thirty (30) days.

      21.4  Remedies. Upon any event of default, and in addition to any other
            --------
remedies either Party may have at law or in equity, the non-defaulting Party may terminate the Agreement, cancel any outstanding Order, reject a product delivered under an Order, refuse to make or take further Orders or deliveries, cancel any discount given, and declare all obligations under this Agreement immediately due and payable. Any such termination or other action taken by the non-defaulting Party pursuant to this Section 21.4 shall not relieve the defaulting Party of its obligations hereunder and the non-defaulting Party shall retain all legal and equitable remedies after such termination.

22.   Insurance

      Upon request of either Party, the other Party shall provide to the requesting Party, evidence of product liability, general liability and property damage insurance against an insurable claim or claims which might or could arise regarding CDIC Products purchased from CDIC or Marquette products. Such insurance shall contain a minimum limit of liability for bodily injury and property damage of not less than Two Million Dollars (US$2,000,000).

                                                CONFIDENTIAL TREATMENT REQUESTED

23.      [CONFIDENTIAL TREATMENT REQUESTED]

         23.1     [CONFIDENTIAL TREATMENT REQUESTED].

         (a)      [CONFIDENTIAL TREATMENT REQUESTED]

         (b)      [CONFIDENTIAL TREATMENT REQUESTED]

         (c)      [CONFIDENTIAL TREATMENT REQUESTED]

         23.2     [CONFIDENTIAL TREATMENT REQUESTED].

         23.3     [CONFIDENTIAL TREATMENT REQUESTED].

         23.4     [CONFIDENTIAL TREATMENT REQUESTED].

                                                          CONFIDENTIAL TREATMENT

24.  Dispute Resolution

     24.1  General. Any dispute, controversy or claim arising out of or relating
           -------
to this Agreement or the validity, interpretation, breach or termination thereof (a "Dispute"), including claims seeking redress or asserting rights under applicable law, shall be resolved in accordance with the procedures set forth herein. Until completion of such procedures, no Party may take any action not contemplated herein to force a resolution of the Dispute by any judicial or similar process, except to the limited extent necessary to; (i) avoid expiration of a claim that might eventually be permitted hereby; or (ii) obtain interim relief, including injunctive relief, to preserve the status quo or prevent irreparable harm.

     24.2  Waiver. In connection with any Dispute, the Parties expressly waive
           ------
and forego any right to (i) punitive, exemplary, statutorily, enhanced or similar damages in excess of compensatory damages and (ii) trial by jury.

     24.3  Good Faith Negotiations. Any Dispute relating to this Agreement (a
           -----------------------
"Dispute") will be resolved first through good faith negotiations between appropriate management-level representatives of each Party having responsibility for the sale or use of products involved.

     24.4  Mediation. If within sixty (60) day the Parties are unable to resolve
           ---------
the dispute through good faith negotiation, either Party may submit a Dispute for resolution by mediation pursuant to the Center for Public Resources Model Procedure for Mediation of Business Disputes as then in effect. The mediation shall be conducted in New York City. Mediation will continue for at least thirty
(30) days unless the mediator chooses to withdraw sooner. At the request of either Party, the mediator will be asked to provide an evaluation of the Dispute and the Parties' relative positions. Each Party shall bear its own costs of mediation effort.

     24.5  Arbitration. After completion of any mediation effort, a Party may
           -----------
submit the Dispute for resolution by arbitration pursuant to the Non-Administered Arbitration Rules of the Center for Public Resources as in effect on the date hereof, unless the Parties agree to adopt such rules as in effect at the time of the arbitration. The arbitral tribunal shall be composed of one arbitrator; and the arbitration shall be conducted in New York. If the resolution of the Dispute is not found within the terms of this Agreement, the arbitrator shall determine the Dispute in accordance with the governing law of the Agreement, without giving effect to any conflict of law rules or other rules that might render such law inapplicable or unavailable. The prevailing Party in any arbitration conducted under this Section shall be entitled to recover from the other Party (as part of the arbitral award or order) its reasonable attorneys' fees and other costs of arbitration.

     24.6  Applicable Law. The law applicable to the validity of this
           --------------
arbitration provision, the conduct of the arbitration, the challenge to or enforcement of any arbitral award or order or any other question of arbitration law or procedure shall be governed exclusively by the Federal Arbitration Act, 9 U.S.C. sections 1-16; however, the award can be modified or vacated on grounds cited in the Federal Arbitration Act or, if the arbitrator's findings of facts are not supported by substantial evidence or the conclusions of law are erroneous, under the laws of the State of New York. The Parties agree that the federal and state courts located in the State of New York shall have exclusive jurisdiction over any action brought to enforce this arbitration provision, and each Party irrevocably submits to the jurisdiction of said courts. Notwithstanding

                                                          CONFIDENTIAL TREATMENT

the foregoing sentence, either Party may apply to any court of competent jurisdiction, wherever situated, for enforcement of any judgment on an arbitral award.

     24.7  Time Limit. Except as time barred under any applicable statute of
           ----------
limitation of lesser duration, any claim by either Party shall be time-barred unless the asserting Party commences an arbitration proceeding with respect to such claim within two years after the cause of action has accrued.

     24.8  Provisional or Interim Judicial Measures. Notwithstanding any other
           ----------------------------------------
provision of this Agreement, the Parties expressly agree that prior to the first meeting of the arbitrator either shall have the right to apply to any state or federal court in the State of New York or any other court that would otherwise have jurisdiction, for provisional or interim measures.

     24.9  Consolidated Proceedings. Each Party hereby consents to a single,
           ------------------------
consolidated arbitration proceeding of multiple claims, or claims involving more than two Parties. The prevailing Party or Parties in any arbitration conducted under this paragraph shall be entitled to recover from the other Party or Parties (as part of the arbitral award or order) its or their reasonable attorneys' fees and other reasonable costs of arbitration.

25.  General Provisions.

     25.1  Force Majeure. In the event that either Party is prevented from
           -------------
performing, or is unable to perform, any of its obligations under this Agreement due to any act of God, fire, casualty, flood, war, strike, lock out, failure of public utilities, injunction or any act, exercise, assertion or requirement of governmental authority, epidemic, destruction of production facilities, insurrection, inability to procure materials, labor, equipment, transportation or energy sufficient to meet manufacturing needs, or any other cause beyond the reasonable control of the Party invoking this provision, and if such Party shall have used its best efforts to avoid such occurrence and minimize its duration and has given prompt written notice to the other Party, then the affected Party's performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence.

     25.2  Publicity. Neither Party shall originate any publicity, news release
           ---------
or other public announcement relating to this Agreement or the existence of an arrangement between the Parties without the prior written approval of the other Party, except as otherwise required by law.

     25.3  Waiver. The waiver by either Party of a breach or a default of any
           ------
provision of this Agreement by the other Party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either Party to exercise or avail itself of any right, power or privilege that it has, or may have hereunder, operate as a waiver of any right, power or privilege by such Party.

     25.4  No Agency. Nothing contained in this Agreement shall be deemed to
           ---------
constitute either Party as the agent or representative of the other Party, or both Parties as joint venturers or partners for any purpose. Neither Party shall be responsible for the acts or omissions of the other Party, and neither Party shall have authority to speak for, represent or obligate the other Party in any way without prior written authority from the other Party.

                                                CONFIDENTIAL TREATMENT REQUESTED

     25.5  Survival of Obligations. All obligations of either Party under
           -----------------------
Sections 4.3 (but only insofar as it relates to the rights of Marquette customers to continue using Marquette ICG Modules), 5 (Royalties), 11 (Service and Support), 13 (Regulatory Matters), 15 (Ownership and Protection of Results), 17 (Confidentiality), 18 (Warranty) and (Indemnities), 19 (Trademarks), 23 [CONFIDENTIAL TREATMENT REQUESTED], 24 (Dispute Resolution), and 25.6 (Limitation on Liability) shall survive the expiration or termination of this Agreement and continue to be enforceable.

     25.6  LIMITATION ON LIABILITY. EXCEPT AS PROVIDED IN SECTION 18, EACH
           -----------------------
PARTY'S LIABILITY ARISING OUT OF THE MANUFACTURE, SALE OR SUPPLYING OF CDIC PRODUCTS OR THEIR USE OR DISPOSITION, WHETHER BASED UPON WARRANTY, CONTRACT, TORT OR OTHERWISE, SHALL NOT EXCEED THE SUM OF (i) THE TOTAL ACTUAL PURCHASE PRICE PAID BY MARQUETTE FOR ALL CDIC PRODUCTS PURCHASED HEREUNDER; (ii) ALL AMOUNTS PAID BY MARQUETTE TO CDIC FOR PROJECT DEVELOPMENT COSTS PURSUANT TO
SECTION 3.4 OF THIS AGREEMENT; AND (iii) ALL AMOUNTS PAID BY MARQUETTE TO CDIC FOR SERVICE AND SUPPORT PURSUANT TO SECTION 11 OF THIS AGREEMENT. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR OTHER INDIRECT DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, LOSS OF DATA OR LOSS OF USE DAMAGES) ARISING OUT OF THE MANUFACTURE, SALE OR SUPPLYING OF CDIC PRODUCTS.

     25.7  Severability. In the event that any provision of this Agreement is
           ------------
held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected and the rights and obligations of the Parties shall be construed and enforced as if the Agreement did not contain the particular provisions held to be unenforceable.

     25.8  Governing Law. This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of New York, without reference to conflict of laws principles, and shall not be governed by the U.N. Convention on Contracts for the International Sale of Goods.

     25.9  Notices. Any notice or communication with regard to the termination
           -------
of or changes to this Agreement from one Party to the other shall be in writing and either personally delivered or sent via certified mail, postage prepaid and return receipt requested addressed, to such other Party at the address of such Party specified in this Agreement or such other address as either Party may from time to time designate by notice hereunder.

     25.10 Entire Agreement. This Agreement constitutes the entire agreement
           ----------------
between the Parties. No waiver, consent, modification or change of terms of this Agreement shall bind either Party unless in writing signed by both Parties, and then such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given. There are no understandings, agreements, representations or warranties, expressed or implied, not specified herein regarding this Agreement or the CDIC Products purchased and/or licensed hereunder. Only the terms and conditions contained in this Agreement shall govern the

                                                          CONFIDENTIAL TREATMENT

transactions contemplated hereunder, notwithstanding any additional, different or conflicting terms which may be contained in any Order or other document provided by one Party to the other.

     25.11  Headings. Captions and headings contained in this Agreement have
            --------
been included for ease of reference and convenience and shall not be considered in interpreting or construing this Agreement.

     25.12  Exhibits: The following Exhibits shall be part of this Agreement:
            --------

     Exhibit A:    CDIC Products and Purchase Prices
     ---------

     Exhibit B:    CDIC's Standard ICG Module Kit
     ---------

     Exhibit C:    Development Project
     ---------

     Exhibit D:    Contact Persons/Addresses Prices
     ---------

     Exhibit E:    CDIC and Marquette Trademarks
     ---------

     Exhibit F:    CDIC Legal Position Statement regarding Intellectual Property
     ---------     and Patent Infringement

     25.13  Beneficiaries. Except for the provisions of Section 18 hereof, which
            -------------
are also for the benefit of the other Persons indemnified, this Agreement is solely for the benefit of the Parties hereto and their respective affiliates, successors in interest and permitted assigns and shall not confer upon any other Person any remedy, claim, liability, reimbursement or other right in excess of those existing without reference to this Agreement.

     25.14  Assignment. Neither Party may assign or delegate this Agreement or
            ----------
any rights or obligations under this Agreement without the prior written consent of the other, which shall not be unreasonably withheld; provided, however, that Marquette may, without the prior written consent of CDIC, assign and delegate this Agreement and any or all of its rights and obligations hereunder to any of its affiliates within the GE Medical Systems division of General Electric Company, or in connection with the sale of the business, or merger, or consolidation.

                                                          CONFIDENTIAL TREATMENT

     IN WITNESS WHEREOF, this Agreement has been duly executed as a sealed instrument as of the date specified above.

CardioDynamics International Corp.          GE Marquette Medical Systems, Inc.

By: /s/ Michael Perry                       By:  /s/ Fred Robinson
    -----------------                           ------------------


Title:  Chief Executive Officer             Title:  President and CEO

                                                CONFIDENTIAL TREATMENT REQUESTED


                                   EXHIBIT A

                       CDIC PRODUCTS AND PURCHASE PRICES

A)       CDIC ICG MODULE KIT:

         Pricing:

         List price for CDIC ICG Module Kit: [CONFIDENTIAL TREATMENT REQUESTED]

         [CONFIDENTIAL TREATMENT REQUESTED]:

         --------------------------------- ------------------------------------ ------------------------------------
               Cumulative Quantity                 Price (license fee)             [CONFIDENTIAL TREATMENT
                                                                                          REQUESTED]
         --------------------------------- ------------------------------------ ------------------------------------
             [CONFIDENTIAL TREATMENT          [CONFIDENTIAL TREATMENT              [CONFIDENTIAL TREATMENT
                    REQUESTED]                     REQUESTED]                             REQUESTED]
         --------------------------------- ------------------------------------ ------------------------------------
             [CONFIDENTIAL TREATMENT          [CONFIDENTIAL TREATMENT              [CONFIDENTIAL TREATMENT
                    REQUESTED]                     REQUESTED]                             REQUESTED]
         --------------------------------- ------------------------------------ ------------------------------------
             [CONFIDENTIAL TREATMENT          [CONFIDENTIAL TREATMENT              [CONFIDENTIAL TREATMENT
                    REQUESTED]                     REQUESTED]                             REQUESTED]
         --------------------------------- ------------------------------------ ------------------------------------
             [CONFIDENTIAL TREATMENT          [CONFIDENTIAL TREATMENT              [CONFIDENTIAL TREATMENT
                    REQUESTED]                     REQUESTED]                             REQUESTED]
         --------------------------------- ------------------------------------ ------------------------------------
             [CONFIDENTIAL TREATMENT          [CONFIDENTIAL TREATMENT              [CONFIDENTIAL TREATMENT
                    REQUESTED]                     REQUESTED]                             REQUESTED]
         --------------------------------- ------------------------------------ ------------------------------------

A)       CDIC ICG SENSORS:

         CDIC ICG Sensors will be distributed by CDIC's dedicated sales force. GE Marquette will not offer CDIC ICG Sensors except for a sample package of 10 applications included with the initial module order. Marquette may, upon mutual agreement with CDIC, provide ICG sensors through the GEMS Accessories Group, at which time the transfer pricing and sensor commission structure will be negotiated.

A)       CDIC SPARE PARTS/ACCESSORY PRICES

      ------------------------- ----------------- ----------------------
       Orderable                       CDIC              Marquette
       Parts / Products          List Price (US$)          Price
                                                          (US$)
      ------------------------- ----------------- ----------------------
       ICG PCB                        $TBD                $TBD
       (replacement)
      ------------------------- ----------------- ----------------------
       Sensor Cable                   $TBD                $TBD
       (replacement)
      ------------------------- ----------------- ----------------------
       User Manual                    $TBD                $TBD
      ------------------------- ----------------- ----------------------

                                                          CONFIDENTIAL TREATMENT


                       EXHIBIT B: SPECIFICATIONS CDIC'S
                            STANDARD ICG MODULE KIT


          The following GEMS and CDIC documents are included here by reference and constitute part of this agreement.

                           ITEM                                        NUMBER                        DATE
                ----------------------------------------------------------------------------------------------
      Design Requirements Specification                GEMS #2002602-005                         May 16, 2000
      ICG Module Electrical

      Design Requirements Specification                GEMS #2002602-006                         May 25, 2000
      ICG Module Software

      Proprietary Disposable Bioimpedance              CDIC #DDR-035-01 Rev A                    Feb. 23, 2000
      Electrode Requirements Specification

      GE Marquette ICG Patient Cable                   CDIC #DDR-035-08 Rev A                    May. 15, 2000
      Requirements Specification

                                                CONFIDENTIAL TREATMENT REQUESTED


                       EXHIBIT C: DEVELOPMENT PROJECT -
                              PRELIMINARY OUTLINE

1.       Scope
         -----

CDIC: [CONFIDENTIAL TREATMENT REQUESTED] and [CONFIDENTIAL TREATMENT REQUESTED] consisting of [CONFIDENTIAL TREATMENT REQUESTED]. All [CONFIDENTIAL TREATMENT REQUESTED].

CDIC: [CONFIDENTIAL TREATMENT REQUESTED], and [CONFIDENTIAL TREATMENT REQUESTED] for the [CONFIDENTIAL TREATMENT REQUESTED] of the [CONFIDENTIAL TREATMENT REQUESTED].

CDIC: [CONFIDENTIAL TREATMENT REQUESTED] in accordance with the [CONFIDENTIAL TREATMENT REQUESTED].

GEMMS: [CONFIDENTIAL TREATMENT REQUESTED] necessary to [CONFIDENTIAL TREATMENT REQUESTED].

GEMMS:    [CONFIDENTIAL TREATMENT REQUESTED] and [CONFIDENTIAL TREATMENT
          REQUESTED].

GEMMS:    [CONFIDENTIAL TREATMENT REQUESTED]

GEMMS: [CONFIDENTIAL TREATMENT REQUESTED] in accordance with [CONFIDENTIAL TREATMENT REQUESTED]

GEMMS: [CONFIDENTIAL TREATMENT REQUESTED] and [CONFIDENTIAL TREATMENT REQUESTED] for use with [CONFIDENTIAL TREATMENT REQUESTED].

GEMMS: [CONFIDENTIAL TREATMENT REQUESTED] for the [CONFIDENTIAL TREATMENT REQUESTED] of [CONFIDENTIAL TREATMENT REQUESTED].

2.       [CONFIDENTIAL TREATMENT REQUESTED]

[CONFIDENTIAL TREATMENT REQUESTED]

3.       [CONFIDENTIAL TREATMENT REQUESTED]

[CONFIDENTIAL TREATMENT REQUESTED] will include [CONFIDENTIAL TREATMENT REQUESTED] for the [CONFIDENTIAL TREATMENT REQUESTED] and [CONFIDENTIAL TREATMENT REQUESTED].

4.       [CONFIDENTIAL TREATMENT REQUESTED]

[CONFIDENTIAL TREATMENT REQUESTED] will be [CONFIDENTIAL TREATMENT REQUESTED] in [CONFIDENTIAL TREATMENT REQUESTED].

                                                CONFIDENTIAL TREATMENT REQUESTED


                     EXHIBIT D: CONTACT PERSONS/ADDRESSES

         Contact Persons and responsibilities at CDIC:
         --------------------------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------
 Person                          Title                        Responsibility               Email
                                                                                           Phone Number/
                                                                                           Fax Number
------------------------------- ---------------------------- ---------------------------- ----------------------------
 Mike Perry                      Chief Executive Officer      Executive Management Issues  mperry@cdic.com
                                                                                           (858) 535-0202 x1020
                                                                                           (858) 535-0055
------------------------------- ---------------------------- ---------------------------- ----------------------------
 Steve Loomis                    Chief Financial Officer      Financial Issues             sloomis@cdic.com
                                                                                           (858) 535-0202 x1015
                                                                                           (858) 623-8415
------------------------------- ---------------------------- ---------------------------- ----------------------------
 Rich Trayler                    Chief Operating Officer      Distribution Issues          rtrayler@cdic.com
                                                                                           (858) 535-0202 x1042
                                                                                           (858) 535-9726
------------------------------- ---------------------------- ---------------------------- ----------------------------
 Dennis Hepp                     Chief Technology Officer     Technical Issues             dhepp@cdic.com
                                                                                           (858) 535-0202 x1007
                                                                                           (858) 535-1077
------------------------------- ---------------------------- ---------------------------- ----------------------------
 [CONFIDENTIAL                   Director of Marketing        System Software Definition   [CONFIDENTIAL
 TREATMENT                                                                                 TREATMENT
 REQUESTED]                                                                                REQUESTED]
------------------------------- ---------------------------- ---------------------------- ----------------------------

Mailing Address:           CardioDynamics International Corporation
---------------            6175 Nancy Ridge Drive, Suite 300
                           San Diego, California 92121
                           USA

 Contact Persons and responsibilities at GE Marquette:
 ----------------------------------------------------

------------------------------- ---------------------------- ------------------------ --------------------------------
 Person                          Title                        Responsibility           Email
                                                                                       Phone Number/
                                                                                       Fax Number
------------------------------- ---------------------------- ------------------------ --------------------------------
 [CONFIDENTIAL                   [CONFIDENTIAL                [CONFIDENTIAL            [CONFIDENTIAL
 TREATMENT                       TREATMENT                    TREATMENT                TREATMENT
 REQUESTED]                      REQUESTED]                   REQUESTED]               REQUESTED]
------------------------------- ---------------------------- ------------------------ --------------------------------
 [CONFIDENTIAL                   [CONFIDENTIAL                [CONFIDENTIAL            [CONFIDENTIAL
 TREATMENT                       TREATMENT                    TREATMENT                TREATMENT
 REQUESTED]                      REQUESTED]                   REQUESTED]               REQUESTED]
------------------------------- ---------------------------- ------------------------ --------------------------------
 [CONFIDENTIAL                   [CONFIDENTIAL                [CONFIDENTIAL            [CONFIDENTIAL
 TREATMENT                       TREATMENT                    TREATMENT                TREATMENT
 REQUESTED]                      REQUESTED]                   REQUESTED]               REQUESTED]
------------------------------- ---------------------------- ------------------------ --------------------------------
 [CONFIDENTIAL                   [CONFIDENTIAL                [CONFIDENTIAL            [CONFIDENTIAL
 TREATMENT                       TREATMENT                    TREATMENT                TREATMENT
 REQUESTED]                      REQUESTED]                   REQUESTED]               REQUESTED]
------------------------------- ---------------------------- ------------------------ --------------------------------

Mailing Address:           GE Marquette Medical Systems, Inc.
                           8200 West Tower Avenue
                           Milwaukee, Wisconsin 53223
                           USA

                                                          CONFIDENTIAL TREATMENT


     EXHIBIT E: TRADEMARKS (CDIC and Marquette)

     Trademark                    Reference
     ---------                    ---------

                                                CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT F: CDIC POSITION REGARDING INTELLECTUAL
PROPERTY AND PATENT INFRINGEMENT


[CONFIDENTIAL TREATMENT REQUESTED]